Exhibit 10.10

Spousal Consent

April 2, 2021

I, Liu Qian (ID card No.: **), the legal spouse of Luo Ligang (ID card No.: **), hereby unconditionally and irrevocably agree that the shares of LinkDoc Technology (Beijing) Co., Ltd. (“the Company”) held by and registered in the name of Luo Ligang, my spouse, will be dealt with according to the arrangements under the controlling agreements (including the Amended and Restated Exclusive Share Purchase Agreement, the Amended and Restated Shareholder Voting Rights Proxy Agreement and the Amended and Restated Equity Pledge Agreement) (“the Controlling Agreements”) signed by my spouse on April 2, 2021 with LinkDoc Information Technology (Beijing) Co., Ltd. (“the Sole Proprietorship”) and other relevant parties.

I further guarantee that I will not take any action in conflict with the above arrangements, including but not limited to claiming that the shares constitute the jointly owned property of us as a couple. I hereby unconditionally and irrevocably waive any right or interest that may be granted to me by any applicable law in respect of the shares.

I acknowledge that Luo Ligang does not need my further authorization or consent to perform, further amend or terminate the Controlling Agreements. I undertake that I will execute all the necessary documents and take all the necessary actions to ensure the proper performance of the Controlling Agreements (as amended from time to time). I agree and undertake that if I acquire any shares held by Luo Ligang for any reason, I shall be bound by the Controlling Agreements (as amended from time to time) and the Amended and Re-stated Exclusive Consulting and Service Agreement between the Sole Proprietorship and the Company dated April 2, 2021 (the “Service Agreement”), and comply with the obligations under the Controlling Agreements (as amended from time to time) and the Service Agreement as a shareholder of the Company, and for this purpose, once requested by the Sole Proprietorship, I shall execute the written documents in substantially the same form and content as the Controlling Agreements (as amended from time to time), and the Service Agreement.

I further acknowledge, undertake and guarantee that in the event of the death, incapacity, divorce from my spouse or any other circumstances that may affect the exercise of his shareholder rights in the Company, none of my heirs, guardians, creditors or any other person entitled to assert a right or interest in the shares of the Company held by my spouse will take any action that may affect or prevent the performance of the obligations of my spouse under the Controlling Agreements in any manner or under any circumstances.

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Signatory:	/s/ Liu Qian

Spouse’s name: Liu Qian
ID card No.: **